EXHIBIT 10.2

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Assignment”) is made as of February 17, 2026, by and between:

Kevin Rodan Levy, an individual (“Assignor”),

and

Catalyst Crew Technologies Corp., a Nevada corporation (“Assignee”).

Assignor and Assignee are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement dated February 17, 2026 (the “APA”), pursuant to which Assignee agreed to acquire certain assets relating to (i) an artificial intelligence-enabled healthcare analytics system (the “AI Healthcare Platform”) and (ii) a technology-enabled healthcare services coordination platform (the “Healthcare Services Platform”), together with related intellectual property (collectively, the “Acquired Assets”);

WHEREAS, this Assignment is executed pursuant to and in accordance with the APA to effectuate the transfer of intellectual property rights.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Intellectual Property. Assignor hereby irrevocably sells, assigns, transfers, conveys, and delivers to Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned IP”):

(a)	All source code, object code, algorithms, models, neural networks, model architectures, and related software comprising the artificial intelligence-based healthcare analytics platform;
(b)	All proprietary methodologies, workflows, processes, technical documentation, specifications, and system architecture materials;
(c)	All trade secrets, confidential information, know-how, and proprietary data relating to the Assigned IP;
(d)

All issued patents and patent registrations registered with the Autonomous Service of Intellectual Property (SAPI) in the Bolivarian Republic of Venezuela relating to the artificial intelligence healthcare analytics platform, including without limitation:

(i)	Registration No. VEN-SAPI-2025-005287 (CardioAI);
(ii)	Registration No. VEN-SAPI-2025-009419 (PulmoAI);
(iii)	Registration No. VEN-SAPI-2024-033782 (NeuroAI);
together with all related rights, including all rights to enforce, license, assign, renew, extend, prosecute, maintain, and file foreign equivalents thereof; and
(e)	All patent applications, continuations, divisionals, continuations-in-part, reissues, reexaminations, extensions, renewals, and foreign counterparts relating to the foregoing.

2. No Retained Rights. Assignor retains no ownership interest in the Assigned IP. All rights of ownership shall vest exclusively in Assignee.

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3. Further Assurances. Assignor agrees to execute and deliver such additional documents and take such further actions as Assignee may reasonably request to perfect, record, or enforce Assignee’s rights in the Assigned IP.

4. Representations of Assignor. Assignor represents and warrants that:

(a)	Assignor is the sole registered owner of the issued patents identified above and such patents are validly issued and in full force and effect;
(b)	Assignor is the sole owner of the Assigned IP;
(c)	The Assigned IP is free and clear of any liens, claims, encumbrances, or restrictions;
(d)	No third party has any ownership interest in the Assigned IP;
(e)	Assignor has not granted any rights inconsistent with this Assignment.

5. Governing Law. This Assignment shall be governed by the laws of the State of Nevada.

6. Entire Agreement. This Assignment, together with the APA, constitutes the entire agreement between the Parties regarding the Assigned IP.

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SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Intellectual Property Assignment Agreement as of the date first written above.

ASSIGNOR:

/s/ Kevin Rodan Levy
Kevin Rodan Levy

ASSIGNEE:

Catalyst Crew Technologies Corp.

/s/ Kevin Rodan Levy

Kevin Rodan Levy

Chief Executive Officer

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